FOR IMMEDIATE RELEASE	Investor Contact: Martie Edmunds Zakas
March 8, 2012	Sr. Vice President - Strategy, Corporate Development &
Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS SIGNS AGREEMENT TO DIVEST U.S. PIPE

(ATLANTA) - Mueller Water Products, Inc. (NYSE: MWA) has signed a definitive purchase agreement to divest United States Pipe and Foundry Company, LLC and Fast Fabricators, LLC (together “U.S. Pipe”) to an affiliate of Wynnchurch Capital, Ltd. (“Wynnchurch”), a Chicago-based private equity firm with offices in Dallas, Detroit and Toronto, the Company announced today. Partnering with Wynnchurch in the transaction is the Comvest Group, a leading private investment firm focused on providing equity and debt capital to lower middle-market companies.

Under the terms of the agreement, USP Holdings Inc., an affiliate of Wynnchurch, will acquire 100 percent of the equity interests in U.S. Pipe for $89.8 million in cash, subject to post-closing adjustments, and the agreement to reimburse Mueller Water Products for certain liabilities, currently estimated at $10.2 million. Mueller Water Products expects to use the proceeds from the divestiture to pay down debt and for general corporate purposes. This divestiture improves Mueller Water Products' leverage (net debt/adjusted EBITDA from continuing operations) on a pro forma basis from 6.7x to 4.6x for the trailing 12 months ended December 31, 2011. The divestiture, which is subject to regulatory approval and customary closing conditions, is expected to close in Mueller Water Products' third quarter ending June 30, 2012.

“The divestiture of U.S. Pipe enables us to focus on our higher-margin businesses and newer technology initiatives,” said Gregory E. Hyland, Chairman, President and Chief Executive Officer of Mueller Water Products. “We believe that with this enhanced focus, the true potential of these initiatives will become more apparent to both our customers and stockholders.  The ductile iron pipe business has been volatile, which has negatively impacted our financial performance and, we believe, masked the true value of our overall business.  We have a solid platform for growth, and we believe the financial flexibility generated from the sale of U.S. Pipe, coupled with our strategic vision, will increase our ability to more profitably grow our business.”

Terry Theodore, a Partner with Wynnchurch, said, “U.S. Pipe is a market leader in its industry and has a well-deserved reputation for quality, service and innovation. We are excited to have this opportunity to invest in U.S. Pipe and partner with Paul Ciolino and the U.S. Pipe management team to implement a growth strategy that will continue this tradition.”

Chris O'Brien, a Managing Director with Wynnchurch, added, “U.S. Pipe is a critical supplier to the water infrastructure market which is in great need of investment and repair. We look forward to supporting Paul and his team as they continue to provide world-class service to the key distributors, builders and municipalities in this important market.”

John Caple, a Managing Director with Comvest, said, “We are excited about the opportunities for U.S. Pipe, and we believe that Paul and his team are well positioned to continue the Company's tradition of excellent service.”

BofA Merrill Lynch is acting as financial advisor to Mueller Water Products in connection with the transaction.  Bryan Cave LLP is acting as Mueller Water Products' principal legal advisor for the transaction.

Foley & Lardner LLP is acting as Wynnchurch's principal legal advisor for the transaction.
Use of Non-GAAP Measures
The Company presents adjusted EBITDA from continuing operations and net debt as non-GAAP measures. Adjusted EBITDA from continuing operations represents income (loss) from continuing operations excluding restructuring, depreciation and amortization. The Company presents adjusted EBITDA from continuing operations because this is a measure management believes is frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Net debt represents total debt less cash and cash equivalents. Net debt is commonly used by the investment community as a measure of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
A reconciliation of non-GAAP to GAAP results has been posted online at www.muellerwaterproducts.com
Safe Harbor Statement

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding the expected purchase price and the expected date of closing of the transaction concerning U.S. Pipe. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	the spending level for water and wastewater infrastructure;

•	the level of manufacturing and construction activity;

•	our ability to service our debt obligations; and

•	the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. is headquartered in Atlanta, GA and manufactures and markets products and services that are used in the transmission, distribution and measurement of safe, clean drinking water and in water treatment facilities.  Our broad product portfolio includes engineered valves, fire hydrants, pipe fittings, water meters and ductile iron pipe, which are used by municipalities, as well as the residential and non-residential construction industries. The Company operates primarily through three segments: Mueller Co., U.S. Pipe and Anvil. The Company's common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit our website at www.muellerwaterproducts.com.

About Wynnchurch Capital

Located in the Chicago suburb of Rosemont, Illinois and founded in 1999, Wynnchurch Capital is a leading middle-market private equity investment firm. Wynnchurch's strategy is to partner with middle market companies in the United States and Canada which have outstanding management teams and possess the potential for substantial growth and profit improvement. Wynnchurch Capital manages a number of private equity funds with capital under management in excess of $800 million specializing in management buyouts, recapitalizations, corporate carve-outs, restructuring and growth capital. More information on Wynnchurch Capital can be found at www.wynnchurch.com.

About Comvest

The Comvest Group is a leading private investment firm focused on providing equity and debt capital to lower middle-market companies. Our firm includes seasoned, senior level operating executives at all levels who partner with managers and owners of companies to grow businesses and create long-term value. Since 2000, Comvest has invested more than $1.3 billion of capital in over 95 public and private companies.

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